Exhibit 99.1

Veritone Reports First Quarter 2023 Results

- Q1 Total Revenue and Software Revenue of $30.3 and $14.1 million, Respectively -

- Grew Ending Software Customers to 667, Up 19% Year over Year -

- Q1 Total New Bookings of $15.0 Million, Up 57% Year over Year -

- Executing Against Strategic Plan to Improve Operating Structure -

DENVER, CO – May 2, 2023 – Veritone, Inc. (NASDAQ:VERI), a leader in enterprise AI software and services, today reported results for the first quarter ended March 31, 2023.

“Veritone drove disciplined growth through executing on our strategic priorities during the first quarter,” said Ryan Steelberg, CEO & President of Veritone. “We have clear differentiation in our key verticals, demonstrated by our new bookings momentum and record customer count. Today, demand for AI has never been higher. World-class companies are seeking our AI applications and solutions that deliver material insights from data sets and enhance workflows to drive growth and efficiency. Veritone is delivering on that demand and is on the right path to opportunistically scale operations while unlocking long-term shareholder value.”

First Quarter 2023 Financial Highlights

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Revenues of $30.3 million, a decrease of $4.1 million or 12% compared to Q1 2022 on a GAAP basis driven by a decline in hiring solutions Software Products & Services.
•
Managed Services revenue of $16.1 million, as compared to $16.2 million in Q1 2022.
•
Ending Software Customers of 667, increasing 19% compared to Q1 2022 and 4% compared to Q4 2022.
•
Total New Bookings of $15.0 million, up 57% compared to Q1 2022.
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Loss from Operations of $23.4 million, as compared to a loss of $20.8 million in Q1 2022.
•
Non-GAAP gross profit of $23.5 million, a decrease of $4.0 or 15% compared to Q1 2022 driven by the decline in Software Products and Services.
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Net Loss of $22.8 million, as compared to $22.1 million in Q1 2022.
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Non-GAAP Net Loss of $9.6 million, as compared to $5.2 million in Q1 2022.
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Cash and cash equivalents(1) of $139.7 million on March 31, 2023, as compared to $184.4 million at December 31, 2022.

	Three Months Ended
	March 31,
Unaudited (in $000s, except customers)	2023	2022	Percent Change
Revenue	$30,263	$34,407	(12%)
Loss from Operations	$(23,409)	$(20,805)	13%
Net Income (Loss)	$(22,783)	$(22,129)	3%
Non-GAAP Gross Profit *	$23,454	$27,484	(15%)
Non-GAAP Net Income (Loss) *	$(9,555)	$(5,173)	85%

(1) Including approximately $67.9 million of cash received from Managed Services clients for future payments to vendors.

	Three Months Ended
	March 31,
Software Products & Services Supplemental Financial Information* (in $000s, except customers)	2023	2022	Percent Change
Software Products & Services Revenue	$14,127	$18,167	(22%)
Ending Software Customers	667	559	19%
Average Annual Revenue* (AAR)	$128	$207	(38%)
Total New Bookings	$15,010	$9,574	57%

*See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Recent Business Highlights

•
Received two prestigious awards at the NAB Show 2023, including the NAB Product of the Year in the AI and Machine Learning category and the IABM BaM (Broadcast and Media) award in the monetization category.
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Extended multi-year partnership with Augusta National, Inc. (ANI), the business arm of Augusta National Golf Club, the home of the iconic Masters Tournament. ANI utilizes Veritone’s suite of AI-based technology and licensing services to efficiently monetize their video rights.
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Partnered with VONQ, an industry leading provider of job marketing solutions to exclusively provide the Company’s AI-enabled Hiring Solutions across VONQ’s Hapi Job Marketing platform in the U.S., U.K., Canada and Germany.
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Executed on $10.8 million or close to 80% of the $12 to $15 million in annualized strategic cost reduction initiatives announced in Q1 2023. The Company remains on plan to divest its Energy Group before the end of Q2 2023.

Financial Results for Three Months Ended March 31, 2023

Delivered first quarter revenue of $30.3 million, a decrease of $4.1 million or 12% from $34.4 million in the first quarter of 2022. Driving this decrease was Software Products & Services revenue of $14.1 million, which declined $4.0 million or 22% year over year driven by lower hiring solutions revenue, which returned back to non-pandemic consumption trends for our high-volume hiring solutions customers in Q1 2023 as compared to Q1 2022. Managed Services revenue was relatively flat at $16.1 million, driven by slightly lower advertising revenue, offset by growth in content licensing services. Loss from operations was $23.4 million as compared to a loss of $20.8 million in Q1 2022. Non-GAAP gross profit of $23.5 million declined by $4.0 million year over due to the year over year decline in hiring solutions revenue. Non-GAAP gross margin was 77.5%, as compared to 79.9% in the first quarter of 2022.

GAAP net loss was $22.8 million, compared to $22.1 million in the first quarter of 2022, driven in part by the decline in Non-GAAP gross margin, offset by a decline of $4.4 million in the fair value of contingent purchase price consideration. Non-GAAP net loss was $9.6 million, a decline of $4.4 million compared to $5.2 million in the first quarter of 2022, largely driven by the hiring solutions platform revenue decline.

During Q1 2023, Software Products & Services ending software customers increased 19% year over year to 667. Total new bookings increased by 57% to $15.0 million versus the comparable period a year ago. Average Annual Revenue (AAR) declined by 38% year over year driven in large part by a decline in Amazon revenue of 49% year over year. Excluding Amazon, Software Products & Services revenue growth was 16% year over year.

As of March 31, 2023, the Company had cash and cash equivalents of $139.7 million, including approximately $67.9 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

Second Quarter 2023

•
Revenue is expected to be in the range of $32.0 million to $34.0 million, as compared to $34.2 million in the second quarter of 2022.
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Non-GAAP net loss is expected to be in the range of $8.5 million to $6.5 million, compared to non-GAAP net loss of $7.2 million in the second quarter of 2022.

Full Year 2023

•
Revenue is expected to be in the range of $158 million to $166 million, as compared to $149.7 million in 2022.
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Non-GAAP net loss is expected to be in the range of $7.0 million to $2.0 million, as compared to non-GAAP net loss of $15.9 million in 2022.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Tuesday, May 2, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its first quarter 2023 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Dial-In: 844-750-4897
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International Dial-In: 412-317-5293

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Revenue, Average Annual Revenue (AAR), Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Revenue includes historical Software Products & Services revenue from the past eight fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. Average Annual Revenue (AAR) is calculated as the aggregate of trailing twelve-month Software Products & Services Pro Forma Revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s hiring solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) is a leader in artificial intelligence (AI) solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services and industry applications simplify data management, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through its robust partner ecosystem and professional and managed services, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its plan to capitalize on customer-based momentum and the Company’s expected total revenue and Non-GAAP net loss for Q2 2023 and for full year 2023. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business, declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies, our requirements for additional capital to support our business growth and the availability of such capital on acceptable terms, if at all, our reliance upon a limited number of key customers for a significant portion of our revenue, fluctuations in our results over time, the impact of seasonality on our business, our ability to manage our growth, including through acquisitions and our further expansion into international markets, our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments, actions by our competitors, partners and others that may block us from using the technology in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate their technologies into our platform, interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers, the impact of the economic disruption caused by the recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, the impact of the continuing economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of our existing and potential customers and increasing interest rates, inflationary pressures and the threat of a recession in the United States and around the world; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	March 31, 2023	December 31, 2022
ASSETS

Cash and cash equivalents	$139,707	$184,423
Accounts receivable, net	54,071	56,001
Expenditures billable to clients	13,035	22,339
Prepaid expenses and other current assets	13,585	15,242
Total current assets	220,398	278,005
Property, equipment and improvements, net	6,394	5,291
Intangible assets, net	74,555	79,664
Goodwill	46,460	46,498
Long-term restricted cash	862	859
Other assets	13,901	14,435
Total assets	$362,570	$424,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$38,015	$36,738
Accrued media payments	82,407	102,064
Client advances	3,412	19,042
Contingent consideration, current	190	8,067
Other accrued liabilities	27,943	27,412
Total current liabilities	151,967	193,323
Convertible senior notes, non-current	137,982	137,767
Other non-current liabilities	11,721	13,811
Total liabilities	301,670	344,901
Total stockholders' equity	60,900	79,851
Total liabilities and stockholders' equity	$362,570	$424,752

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$30,263	$34,407
Operating expenses:
Cost of revenue	6,809	6,923
Sales and marketing	12,690	11,069
Research and development	11,347	9,883
General and administrative	17,397	22,321
Amortization	5,429	5,016
Total operating expenses	53,672	55,212
Loss from operations	(23,409)	(20,805)
Other income (expense), net	355	(1,186)
Loss before provision for income taxes	(23,054)	(21,991)
(Benefit from) provision for income taxes	(271)	138
Net loss	$(22,783)	$(22,129)
Net loss used for calculating net income (loss) per share:
Basic and diluted	$(22,783)	$(22,129)
Net loss per share:
Basic and diluted	$(0.62)	$(0.62)
Weighted average shares outstanding:
Basic and diluted	36,587,946	35,476,948
Comprehensive loss:
Net loss	$(22,783)	$(22,129)
Foreign currency translation (loss) gain, net of income taxes	(766)	190
Total comprehensive loss	$(23,549)	$(21,939)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(22,783)	$(22,129)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,907	5,214
Provision for credit losses	(72)	194
Stock-based compensation expense	3,917	4,847
Change in fair value of contingent consideration	651	5,045
Change in deferred taxes	(311)	(465)
Amortization of debt issuance costs	215	299
Amortization of right-of-use assets	300	251
Imputed non-cash interest income	(22)	16
Changes in assets and liabilities:
Accounts receivable	2,002	18,982
Expenditures billable to clients	9,304	7,487
Prepaid expenses and other assets	631	(34)
Other assets	234	(1,146)
Accounts payable	1,277	(8,384)
Accrued media payments	(19,657)	8,770
Client advances	(15,630)	(2,593)
Other accrued liabilities	2,031	(6,104)
Other liabilities	(1,779)	(116)
Net cash (used in) provided by operating activities	(33,785)	10,134

Cash flows from investing activities:
Minority investment	—	(2,000)
Capital expenditures	(1,447)	(735)
Acquisitions, net of cash acquired	(1,500)	(1,319)
Net cash used in investing activities	(2,947)	(4,054)

Cash flows from financing activities:
Payment of contingent considerations	(7,772)	(14,376)
Taxes paid related to net share settlement of equity awards	(852)	(9,441)
Proceeds from issuances of stock under employee stock plans, net	643	569
Net cash used in financing activities	(7,981)	(23,248)

Net decrease in cash and cash equivalents and restricted cash	(44,713)	(17,168)
Cash and cash equivalents and restricted cash, beginning of period	185,282	255,577
Cash and cash equivalents and restricted cash, end of period	$140,569	$238,409

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended March 31, 2023
		Government &
	Commercial	Regulated
	Enterprise	Industries	Total
Total Software Products & Services	$12,732	$1,395	$14,127

Managed Services
Advertising	10,535	—	10,535
Licensing	5,601	—	5,601
Total Managed Services	16,136	—	16,136

Total Revenue	$28,868	$1,395	$30,263

	Three Months Ended March 31, 2022
		Government &
	Commercial	Regulated
	Enterprise	Industries	Total
Total Software Products & Services	$17,386	$781	$18,167

Managed Services
Advertising	10,968	—	10,968
Licensing	5,272	—	5,272
Total Managed Services	16,240	—	16,240

Total Revenue	$33,626	$781	$34,407

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(12,716)	$(10,067)	$(22,783)	$(6,100)	$(16,029)	$(22,129)
(Benefit from) provision for income taxes	(504)	233	(271)	134	4	138
Depreciation and amortization	5,754	153	5,907	5,098	116	5,214
Stock-based compensation expense	2,335	1,582	3,917	1,983	2,833	4,816
Change in fair value of contingent consideration	—	651	651	—	5,045	5,045
Interest expense, net	9	796	805	—	1,182	1,182
Foreign currency impact	(1,146)	(15)	(1,161)	—	—	—
Acquisition and due diligence costs	—	805	805	—	561	561
Contribution of business held for sale(3)	917	—	917	—	—	—
Variable consultant performance bonus expense	394	—	394	—	—	—
Severance and executive search	847	417	1,264	—	—	—
Non-GAAP Net Income (Loss)	$(4,110)	$(5,445)	$(9,555)	$1,115	$(6,288)	$(5,173)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Contribution of business held for sale relates to the net loss for the periods presented for our Energy Group that we intend to divest before the end of Q2 2023. The Energy Group met the held for sale criteria as of March 31, 2023. However, we have not recast Non-GAAP Net Income (Loss) for periods ended prior to March 31, 2023 because the change in business strategy to divest the business occurred in Q1 2023 and the prior period contributions were costs to operate the continuing business when incurred in the prior periods. The historical amounts would not have a major effect on prior period results. Immaterial assets held for sale for the Energy Group are included within prepaid expenses and other current assets and immaterial liabilities held for sale are included within other accrued liabilities within our condensed consolidated balance sheet.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	June 30, 2023	December 31, 2023
Net loss	($20.3) to ($18.3)	($57.1) to ($52.1)
Provision for income taxes	$0.6	$2.0
Interest expense, net	$0.8	$3.2
Depreciation and amortization	$6.0	$23.8
Stock-based compensation expense	$4.0	$15.8
Acquisition and due diligence costs	-	$0.8
Change in fair value of contingent consideration	-	$0.7
Variable consultant performance bonus expense	$0.4	$1.6
Severance and executive search	-	$1.3
Contribution of business held for sale	-	$0.9
Non-GAAP net income (loss)	($8.5) to ($6.5)	($7.0) to ($2.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$30,263	$34,407
Cost of revenue	6,809	6,923
Non-GAAP gross profit	23,454	27,484

GAAP cost of revenue	6,809	6,923
Stock-based compensation expense	(20)	(20)
Non-GAAP cost of revenue	6,789	6,903

GAAP sales and marketing expenses	12,690	11,069
Stock-based compensation expense	(176)	(463)
Contribution of business held for sale	(263)	—
Severance and executive transition costs	(316)	—
Non-GAAP sales and marketing expenses	11,935	10,606

GAAP research and development expenses	11,347	9,883
Stock-based compensation expense	(1,542)	(1,004)
Contribution of business held for sale	(558)	—
Severance and executive transition costs	(344)	—
Non-GAAP research and development expenses	8,903	8,879

GAAP general and administrative expenses	17,397	22,321
Depreciation	(478)	(198)
Stock-based compensation expense	(2,179)	(3,329)
Change in fair value of contingent consideration	(651)	(5,045)
Variable consultant performance bonus expense	(394)	—
Contribution of business held for sale	(96)	—
Acquisition and due diligence costs	(805)	(561)
Severance and executive transition costs	(604)	—
Non-GAAP general and administrative expenses	12,190	13,188

GAAP amortization	(5,429)	(5,016)

GAAP loss from operations	(23,409)	(20,805)
Total non-GAAP adjustments (1)	13,855	15,636
Non-GAAP loss from operations	(9,554)	(5,169)

GAAP other income (expense), net	355	(1,186)
Foreign currency impact	(1,161)	—
Interest expense, net	805	1,182
Non-GAAP other expense, net	(1)	(4)

GAAP loss before income taxes	(23,054)	(21,991)
Total non-GAAP adjustments (1)	13,499	16,818
Non-GAAP loss before income taxes	(9,555)	(5,173)

Provision for (benefit from) income taxes	(271)	138

GAAP net loss	(22,783)	(22,129)
Total non-GAAP adjustments (1)	13,228	16,956
Non-GAAP net loss	$(9,555)	$(5,173)

Shares used in computing non-GAAP basic and diluted net loss per share	36,588	35,477
Non-GAAP basic and diluted net loss per share	$(0.26)	$(0.15)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2022	2022	2023
Software Products & Services Revenue	$18,167	$18,379	$20,812	$27,220	$14,127
Ending Software Customers (1)	559	594	618	642	667
Average Annual Revenue (AAR) (in 000's) (2)	$207	$187	$170	$140	$128
Total New Bookings (in 000's) (3)	$9,574	$14,658	$16,548	$20,047	$15,010
Gross Revenue Retention (4)	>90%	>90%	>90%	>90%	>90%

(1) “Ending Software Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods and presents such customers on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

(2) “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(3) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(4) “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Software Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Software Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Software Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2022	2022	2023
Avg billings per active Managed Services client (in 000's) (5)	$684	$736	$747	$823	$771
Revenue during quarter (in 000's) (6)	$10,735	$9,625	$10,035	$11,074	$9,337

(5) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(6) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF PRO FORMA REVENUE TO REVENUE AND CALCULATION OF AAR

(in thousands)

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2022	2022	2023
Software Products & Services Revenue	$72,997	$85,796	$97,581	$84,578	$80,538
PandoLogic Revenue	27,325	12,833	—	—	—
Software Revenue - Pro Forma (1)	$100,322	$98,629	$97,581	$84,578	$80,538
Managed Services Revenue	58,419	60,546	63,406	65,150	65,046
Total Pro Forma Revenue	$158,741	$159,175	$160,987	$149,728	$145,584

Average Number of Customers - Pro Forma	485	529	575	603	630
Average Annual Revenue (AAR)	$207	$187	$170	$140	$128

(1) "Software Revenue - Pro Forma" includes historical Software Products & Services revenue of each of Veritone, Inc. and PandoLogic (unaudited) and presents such revenue on a combined pro forma basis.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2023	2022
Loss from operations	$(23,409)	$(20,805)
Sales and marketing	12,690	11,069
Research and development	11,347	9,883
General and administrative	17,397	22,321
Amortization	5,429	5,016
Non-GAAP gross profit	$23,454	$27,484